Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-10017) pertaining to the ACT Teleconferencing, Inc. Stock Option Plan of 1991 and the Registration Statement (Post Effective Amendment No. 3 to Form SB-2 on Form S-3, No. 33-97908-D), of our report dated February 20, 1998, with respect to the consolidated financial statements of ACT Teleconferencing, Inc. included in the Annual Report (Form 10-KSB/A) for the year ended December 31, 1997.




                                                 ERNST & YOUNG LLP


Denver, Colorado
November 10, 1998

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